Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

WideOpenWest Finance, LLC

Englewood, Colorado

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 2013, relating to the consolidated financial statements of WideOpenWest Finance, LLC and our report dated March 15, 2012 related to the consolidated financial statements of Knology, Inc., which are contained in the Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, LLP

Atlanta, Georgia

April 10, 2013